AMENDMENT NO. 5

TO AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT

This AMENDMENT NO. 5 is made as of the 17th day of August 2018, to the Amended and Restated Transfer Agency Agreement dated May 1, 2012, between USAA MUTUAL FUNDS TRUST (the Trust), a statutory trust organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas, and USAA TRANSFER AGENCY COMPANY D/B/A SHAREHOLDER ACCOUNT SERVICES (SAS), a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas.

SAS and the Trust agree to modify and amend the Amended and Restated Transfer Agency Agreement described above (Agreement) as follows:

1.SCHEDULE C. In order to remove references to the USAA First Start Growth Fund, which has been merged into the USAA Cornerstone Moderately Aggressive Fund, and in order to reflect the addition of an R6 Share Class to the USAA International Fund, which will pay a transfer agency fee of 0.01%, Schedule C to the Agreement, setting forth the fees payable to SAS with respect to each of the Trust's series, is hereby replaced in its entirety by Schedule C attached hereto.

3.RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, SAS and the Trust have caused this Amendment No. 5 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST	USAA TRANSFER AGENCY COMPANY
By:	By:
_____________________________________	_____________________________________
Daniel S. McNamara	Charles B. Massey
President	Assistant Vice President
Attest:	By:
___________________________________	_____________________________________
Kristen Millan	Jon Hadfield
Assistant Secretary	Secretary

SCHEDULE C TO THE TRANSFER AGENCY AGREEMENT

FEE SCHEDULE

Annual Maintenance Charges - The annual maintenance charge for the following Funds includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. SAS will charge for each open and funded account as appropriate in the business judgment of SAS from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Aggressive Growth Fund Shares	$23.00
Capital Growth Fund Shares	$23.00
California Bond Fund Shares and Adviser Shares	$25.50
Cornerstone Aggressive Fund Shares	$23.00
Cornerstone Conservative Fund Shares	$0.00
Cornerstone Equity Fund Shares	$0.00
Cornerstone Moderate Fund Shares	$23.00
Cornerstone Moderately Aggressive Fund Shares	$23.00
Cornerstone Moderately Conservative Fund Shares	$23.00
Emerging Markets Fund Shares and Adviser Shares	$23.00
Extended Market Index Fund Shares	$23.00
Flexible Income Fund Shares and Adviser Shares	$25.50
Global Equity Income Fund Shares	$23.00
Global Managed Volatility Fund Shares	$23.00
Government Securities Fund Shares and Adviser Shares	$25.50
Growth & Income Fund Shares and Adviser Shares	$23.00
Growth and Tax Strategy Fund Shares	$23.00
Growth Fund Shares	$23.00
High Income Fund Shares and Adviser Shares	$25.50
Income Stock Fund Shares	$23.00
Income Fund Shares and Adviser Shares	$25.50
Intermediate-Term Bond Fund Shares and Adviser Shares	$25.50
International Fund Shares and Adviser Shares	$23.00
Nasdaq-100 Index Fund Shares	$23.00
New York Bond Fund Shares and Adviser Shares	$25.50
Precious Metals and Minerals Fund Shares and Adviser Shares	$23.00
Real Return Fund Shares	$23.00
S&P 500 Index Fund Member Shares and Reward Shares	$20.00
Science & Technology Fund Shares and Adviser Shares	$23.00
Short-Term Bond Fund Shares and Adviser Shares	$25.50
Small Cap Stock Fund Shares	$23.00
Tax Exempt Intermediate-Term Fund Shares and Adviser Shares	$25.50
Tax Exempt Long-Term Fund Shares and Adviser Shares	$25.50

Tax Exempt Short-Term Fund Shares and Adviser Shares	$25.50
Total Return Strategy Fund Shares	$23.00
Ultra Short-Term Bond Fund Shares	$25.50
Value Fund Shares and Adviser Shares	$23.00
Virginia Bond Fund Shares and Adviser Shares	$25.50
World Growth Fund Shares and Adviser Shares	$23.00

Annual Transfer Agency Fee - The annual fee for the following Funds includes the processing of all transactions and correspondence. The fee is calculated on average daily net assets at the rate noted below and is accrued daily and paid monthly.

Aggressive Growth Fund Institutional Shares	0.10%
Capital Growth Fund Institutional Shares	0.10%
Emerging Markets Fund Institutional Shares	0.10%
Flexible Income Fund Institutional Shares	0.10%
Global Equity Income Fund Institutional Shares	0.10%
Global Managed Volatility Fund Institutional Shares	0.05%
Government Securities Fund Institutional Shares	0.10%
Government Securities Fund R6 Shares	0.01%
Growth Fund Institutional Shares	0.10%
Growth & Income Fund Institutional Shares	0.10%
High Income Fund Institutional Shares	0.10%
High Income Fund R6 Shares	0.01%
Income Fund Institutional Shares	0.10%
Income Fund R6 Shares	0.01%
Income Stock Fund Institutional Shares	0.10%
Income Stock Fund R6 Shares	0.01%
Intermediate-Term Bond Fund Institutional Shares	0.10%
Intermediate-Term Bond Fund R6 Shares	0.01%
International Fund Institutional Shares	0.10%
International Fund R6 Shares	0.01%
Managed Allocation Fund Shares	0.05%
Money Market Fund Shares	0.25%
Nasdaq-100 Index Fund R6 Shares	0.01%
Precious Metals and Minerals Fund Institutional Shares	0.10%
Real Return Fund Institutional Shares	0.10%
Short-Term Bond Fund Institutional Shares	0.10%
Short-Term Bond Fund R6 Shares	0.01%
Small Cap Stock Fund Institutional Shares	0.10%
Target Managed Allocation Fund Shares	0.05%
Target Retirement Income Fund Shares	0.00%

Target Retirement 2020 Fund Shares	0.00%
Target Retirement 2030 Fund Shares	0.00%
Target Retirement 2040 Fund Shares	0.00%
Target Retirement 2050 Fund Shares	0.00%
Target Retirement 2060 Fund Shares	0.00%
Tax Exempt Money Market Fund Shares	0.15%
Total Return Strategy Fund Institutional Shares	0.10%
Treasury Money Market Trust Shares	0.10%
Ultra Short-Term Bond Fund Institutional Shares	0.10%
Ultra Short-Term Bond Fund R6 Shares	0.01%
Value Fund Institutional Shares	0.10%
World Growth Fund Institutional Shares	0.10%

Amended Effective August 17, 2018